                                                                      Exhibit 11

                          LOCKHEED MARTIN CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE



                                                          Three Months Ended
                                                             September 30,
                                                          1997           1996
                                                        --------       --------
                                                        (In millions, except per
                                                              share data)
ASSUMING NO DILUTION:
--------------------
Average number of common shares outstanding               185.9           191.2
                                                         ======          ======

Net earnings                                             $  331          $  311
  Less: Preferred stock dividends                           (15)            (15)
                                                         ------          ------

Net earnings applicable to common stock                  $  316          $  296
                                                         ======          ======

Earnings per common share                                $ 1.70          $ 1.55
                                                         ======          ======

ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding               185.9           191.2

Dilutive stock options-based on the treasury stock
 method using the September 30 market prices, if
 higher than average market price                           4.5             4.6

Assumed conversion of the Series A preferred stock         28.9            28.9
                                                         ------          ------

                                                          219.3           224.7
                                                         ======          ======

Net earnings                                             $  331          $  311
                                                         ======          ======

Earnings per common share                                $ 1.51          $ 1.38
                                                         ======          ======

                          LOCKHEED MARTIN CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE



                                                            Nine Months Ended
                                                               September 30,
                                                          1997              1996
                                                        --------          --------
                                                        (In millions, except per
                                                               share data)

ASSUMING NO DILUTION:
---------------------
Average number of common shares outstanding               184.9              190.2
                                                         ======             ======

Net earnings                                             $  929             $  882
  Less: Preferred stock dividends                           (45)               (45)
                                                         ------             ------

Net earnings applicable to common stock                  $  884             $  837
                                                         ======             ======

Earnings per common share                                $ 4.78             $ 4.40
                                                         ======             ======

ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding               184.9              190.2

Dilutive stock options-based on the treasury stock
 method using the September 30 market prices, if
 higher than average market price                           4.9                5.1

Assumed conversion of the Series A preferred stock         28.9               28.9
                                                         ------             ------

                                                          218.7              224.2
                                                         ======             ======

Net earnings                                             $  929             $  882
                                                         ======             ======

Earnings per common share                                $ 4.25             $ 3.93
                                                         ======             ======